Exhibit 99.3

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

Watson Announces Global Generics Management Team

PARSIPPANY, N.J. – October 31, 2012 – Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced the Global Generics management team, following the announcement of the completion of the acquisition of the Actavis Group for EUR 4.25 billion. The combination creates the world’s third largest generic pharmaceutical company, with anticipated pro forma combined 2012 revenues in excess of $8 billion.

“Since the announcement of our intention to acquire Actavis in April 2012, we have been working to ensure that we have the management structure in place to capitalize on the commercial momentum of this combined organization,” said Paul Bisaro, President and CEO of Watson. “Led by Siggi Olafsson, President, Global Generics, we begin operations as one company, with a commercial team that recognizes the extraordinary commercial expertise of senior leaders from both companies. We are structured to ensure that we immediately create value for customers and shareholders.”

Managing Expanded Global Generic Footprint

The combined company has operations in more than 60 countries, with a top 10 position in over 33 markets including the U.S., U.K., Canada, Australia, Nordics and Russia. The Company is also the fastest growing generic pharmaceutical company in Western Europe. The combined company will be geographically diverse, with approximately 40 percent of its generics revenues coming from outside of the U.S.

As integration planning progressed, Watson management defined the global structure of its generics business, including its U.S. and international businesses and R&D team.

Global Generics Commercial Management Team

Watson’s U.S. generic business, with approximately 10 percent U.S. market share, will be led by Andrew Boyer. Mr. Boyer joined Watson in 1998 as Associate Director of Marketing in Generics and has taken on roles with increasing responsibility, serving most recently as Senior Vice President, Sales and Marketing. Before joining Watson, Mr. Boyer held management positions with Lederle/American Cyanamid and Barr Laboratories.

Watson’s Canada and Latin America business will be led by Jean-Guy Goulet. Mr. Goulet joined Watson in 2011 as President, Canada and Mexico for Watson’s Canadian subsidiary Cobalt Pharmaceuticals. Prior to joining Watson, Mr. Goulet was President and CEO of ratiopharm Canada. Mr. Goulet began his career in the quality control department at Technilab, which was later acquired by ratiopharm. He rapidly moved up within the organization, gaining increasing responsibilities in operations, sales, marketing and business development. In 2002, he was appointed President of the Commercial division of ratiopharm Canada, based in Toronto, before his appointment as the company’s President and CEO in 2006.

Watson’s European generics business, led by Lars Ramneborn, has been structured into seven country clusters of approximately equal revenue size and with similar market structures and dynamics. Mr. Ramneborn was Vice President of Strategy at Actavis, a position he held since March 2010. Mr. Ramneborn has more than 20 years experience in the pharmaceutical industry and joined Actavis from Zentiva, where he was Vice President and a member of the board of directors since 2003. Prior to joining Zentiva he was Vice President CEE/Middle East for five years for Galena/IVAX, which later merged into Teva.

Watson’s Asia and Middle East and Africa (MEA) generics business, led by Hordur Thorhallsson, has been structured into five country clusters, based on geographic location as well as similarities in market structure and commercial dynamics. Mr. Thorhallsson was Executive Vice President of MEA and Asia Pacific sales for Actavis. He joined the company in 2000 and worked as Vice President of Operations from 2002 to 2003. From 2003 to 2006, Mr. Thorhallsson served as Managing Director at Actavis hf. in Iceland, before transferring to the company’s corporate level as Managing Director of Business Improvements.

Watson’s Australian business will be led by Karen McTavish. Ms. McTavish joined Watson in 2012 to lead the company’s Australian business following the acquisition of Ascent Pharmaceuticals. Ms. McTavish joined Watson from Apotex Pty Ltd, in Sydney, Australia, where she served as National Sales and Marketing Director since 2006. Under Ms. McTavish’s leadership, Apotex Pty Ltd reported sales growth averaging approximately 33 percent each year. Prior to her Australian assignment, she held several positions in Apotex in Canada from 1992 to 2006. Prior to Apotex, she held positions of increasing responsibility with NCR Canada Ltd.

Watson’s Global Generics R&D function will be led by Hafrun Fridriksdottir, Ph.D. Dr. Fridriksdottir served most recently as Actavis’ Vice President of R&D, U.S., Europe and ROW, residing in the U.S. and serving on the company’s U.S. executive management board. From 2002 to 2008 she was Vice President of R&D, EU and ROW at Actavis. Dr. Fridriksdottir joined the generic pharmaceutical development company Omega Farma in 1997 as Divisional Manager, Development, and was promoted to Managing Director in early 2002, a post she held until the company was acquired by Actavis in late 2002. Dr. Fridriksdottir holds a Ph.D. in Physical Pharmacy from the University of Iceland.

Watson’s Specialty Pharmaceutical Development function will be led by Stefan Sveinsson. Mr. Sveinsson will lead a separate function that will focus on critical technologies for driving future product initiatives in both the Global Generics and Global Brands business. Mr. Sveinsson joined Actavis in 1993, serving most recently as Executive Vice President of R&D. Mr. Sveinsson has a Master’s degree in Pharmaceutics from Dalhousie University in Canada.

Wolter F. Kuizinga will lead Watson’s International Business Development function and Daniel N. Motto will lead Watson’s U.S. Business Development function.

Third Party Business

Watson’s third-party sales business, which includes both Actavis’ Medis business and Watson’s Specifar Pharmaceuticals, will ultimately operate under the Medis name and will be led by Valur Ragnarsson. Mr. Ragnarsson joined Actavis’ Medis division in 2001. He was appointed Managing Director in 2003 and Executive Vice President in 2008. Mr. Ragnarsson has an MSc in Pharmacy from the University of Iceland and has more than 20 years of experience in the pharmaceutical industry.

Additional resources are available at www.multivu.com/mnr/58370-watson-pharmaceuticals-acquires-actavis-group.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. (NYSE: WPI) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has global and U.S. headquarters in Parsippany, New Jersey, USA, and international headquarters in Zug, Switzerland.

Watson is the world’s third-largest generics manufacturer, with more than 750 products marketed globally through operations in more than 60 countries. Watson’s global branded pharmaceutical business develops and markets products principally in Urology and Women’s Health, and is committed to developing and marketing biosimilars products in Women’s Health, Oncology and other therapeutic categories. In addition, Watson is the fourth-largest U.S. generic pharmaceutical product distributor through its Anda, Inc. business, and also develops and out-licenses generic pharmaceutical products outside of the U.S. through its Medis third-party business. Watson has announced that it will adopt a new global name – Actavis – effective in 2013.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Actavis acquisition and the ability to recognize the anticipated synergies and benefits of the Actavis acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Watson liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Watson’s products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on Form 10-K for the year ended December 31, 2011 and Watson’s Quarterly Report on Form 10-Q for the period June 30, 2012. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.